Washington Mutual Investors Fund
October 31, 2016
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:

Item 48K and K2
Step	Asset Value (000's omitted)
K1) Maximum Asset Value	$116,000,000
K2) Maximum Fee Rate	0.212%
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$482,374
Class B	$238
Class C	$8,900
Class F-1	$26,659
Class F-2	$70,601
Total	$588,772
Class 529-A	$16,326
Class 529-B	$36
Class 529-C	$2,335
Class 529-E	$726
Class 529-F-1	$1,138
Class R-1	$526
Class R-2	$4,010
Class R-2E	$80
Class R-3	$13,780
Class R-4	$21,762
Class R-5	$20,685
Class R-5E*	$-
Class R-6	$95,454
Total	$176,858
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$0.3800
Class B	$0.1985
Class C	$0.2218
Class F-1	$0.3633
Class F-2	$0.4187
Class 529-A	$0.3635
Class 529-B	$0.1727
Class 529-C	$0.2099
Class 529-E	$0.3149
Class 529-F-1	$0.4092
Class R-1	$0.2220
Class R-2	$0.2221
Class R-2E	$0.2884
Class R-3	$0.3079
Class R-4	$0.3686
Class R-5	$0.4288
Class R-5E	$0.4107
Class R-6	$0.4397
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	1,250,912
Class B	884
Class C	39,314
Class F-1	72,711
Class F-2	184,715
Total	1,548,536
Class 529-A	44,456
Class 529-B	147
Class 529-C	10,912
Class 529-E	2,274
Class 529-F-1	2,753
Class R-1	2,277
Class R-2	17,671
Class R-2E	360
Class R-3	44,247
Class R-4	59,277
Class R-5	47,617
Class R-5E	2
Class R-6	230,029
Total	462,022
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$40.22
Class B	$40.05
Class C	$39.74
Class F-1	$40.08
Class F-2	$40.19
Class 529-A	$40.14
Class 529-B	$40.10
Class 529-C	$39.86
Class 529-E	$39.93
Class 529-F-1	$40.06
Class R-1	$39.82
Class R-2	$39.70
Class R-2E	$40.07
Class R-3	$39.91
Class R-4	$40.03
Class R-5	$40.20
Class R-5E	$40.19
Class R-6	$40.24
* Amount less than one thousand